Exhibit 10.1

SECURITIES PURCHASE AGREEMENT

THIS SECURITIES PURCHASE AGREEMENT, dated as of February 19, 2026 (this “Agreement”), is entered into by and among CDT Equity Inc., a Delaware corporation (the “Company”), and the investor identified on the signature page hereto (each, including such investor’s successors and assigns, an “Investor”).

RECITALS

WHEREAS, the Board of Directors (the “Board”) of the Company has authorized the issuance of shares of the Company’s common stock, par value $0.0001 per share (“Common Stock”); and

WHEREAS, on the terms and subject to the conditions set forth herein and pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and/or Rule 506 promulgated thereunder, each Investor is willing to purchase from the Company, and the Company is willing to sell to each Investor, the Securities on the terms and conditions set forth in this Agreement.

AGREEMENT

NOW THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and each Investor agree as follows:

1. Purchase and Sale of Common Stock.

(a) Issuance of the Securities. Subject to all of the terms and conditions hereof, the Company agrees to purchase [●] shares of Sarborg Limited from Investor, in exchange for [●] shares (the “Shares”) of the Company’s Common Stock and pre-funded warrants (the “Pre-Funded Warrants”) to purchase up to [●] shares (the “Pre-Funded Warrant Shares”, together with the Shares and the Pre-Funded Warrants, the “Securities”) of Common Stock. As consideration for the Securities, Investor shall sell, transfer, convey, assign and deliver to the Company, and the Company shall acquire and accept from the Investor, [●] shares (the “Sarborg Shares”) of Sarborg Limited (“Sarborg”).

(b) Cash Consideration. Subject to all of the terms and conditions hereof, the Company agrees a consideration to Sarborg Limited of $8.0 million which cash payment shall be deferred until such time as the Company shall raise no less than $20.0 million through the use of an at-the-market facility program when and if such program shall become available for use;

(c) Closing. The sale and purchase of the Securities shall take place remotely via the exchange of documents and signatures (the “Closing”) on the date of this Agreement, or such other time as may be mutually agreed upon by the parties (the “Closing Date”). The Company will deliver to each Investor an account statement reflecting the Investor’s Shares and a Pre-Funded Warrant registered in the name of Investor, against receipt by the Company of the Sarborg Shares from such Investor. The Shares will be registered in the respective Investor’s name in the Company’s records and, upon exercise, the Pre-Funded Warrant Shares will be registered in the respective Investor’s name in the Company’s records. This Agreement and any document executed in connection herewith shall hereinafter be the “Transaction Documents”.

(i) Deliveries By the Company. On or prior to the Closing, the Company shall deliver or cause to be delivered to each Investor the following:

(A) this Agreement duly executed by the Company;

(B) a Pre-Funded Warrant, with an exercise price equal to $0.0001, subject to adjustment therein; and

(C) an account statement evidencing the number of Shares in book entry form purchased by such Investor.

(ii) Deliveries By Each Investor. On or prior to the Closing, each Investor shall deliver or cause to be delivered to the Company the following:

(A) this Agreement duly executed by such Investor; and

(B) the Investor’s Sarborg Shares.

2. Representations and Warranties of the Company. The Company represents and warrants to each Investor that:

(a) Due Incorporation, Qualification, etc. The Company (i) is a corporation duly incorporated, validly existing and in good standing under the laws of the state of its incorporation; (ii) has the power and authority to own, lease and operate its properties and carry on its business as now conducted; and (iii) is duly qualified, licensed to do business and in good standing as a foreign corporation in each jurisdiction where the failure to be so qualified or licensed could reasonably be expected to result in: (i) a material adverse effect on the results of operations, assets, business, prospects or condition (financial or otherwise) of the Company and the Subsidiaries, taken as a whole, or (ii) a material adverse effect on the Company’s ability to perform in any material respect on a timely basis its obligations under any Transaction Document (any of (i) or (ii), a “Material Adverse Effect”). Each of the Company’s Subsidiaries is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, except where the failure to be so organized, existing and in good standing would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(b) Authority. The execution, delivery and performance by the Company of each Transaction Document to be executed by the Company and the consummation of the transactions contemplated thereby are within the corporate power and authority of the Company. The execution, delivery and performance by the Company of this Agreement and the other Transaction Documents, and the consummation by it of the transactions contemplated by the Transaction Documents, have been duly authorized by the Board and the Board has duly reserved the Shares and Pre-Funded Warrant Shares to be issued in accordance with the terms and conditions of the Transaction Documents. No other action on the part of the Company or its shareholders is necessary to authorize the execution, delivery and performance by the Company of this Agreement and the other Transaction Documents and the consummation by it of the transactions contemplated by the Transaction Documents.

(c) Enforceability. Each Transaction Document executed, or to be executed, by the Company has been, or will be, duly executed and delivered by the Company and constitutes, or will constitute, a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as limited by bankruptcy, insolvency or other laws of general application relating to or affecting the enforcement of creditors’ rights generally and general principles of equity.

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(d) Non-Contravention. The execution and delivery by the Company of the Transaction Documents and the performance and consummation of the transactions contemplated thereby do not and will not (i) violate the Company’s certificate of incorporation, as amended, or bylaws, as amended and restated (together, the “Charter Documents”) and (ii) except, in each case, as would not be reasonably expected to have a material adverse effect on the Company (either individually or in the aggregate) (a) violate any law, judgment, order, writ, decree, statute, rule or regulation applicable to the Company or any of its Subsidiaries; (b) violate any provision of, or result in the breach, default or the acceleration of, or entitle any other Person (as defined below) to accelerate (whether after the giving of notice or lapse of time or both), any mortgage, indenture, agreement, instrument or contract to which the Company or any of its Subsidiaries is a party or by which it is bound, subject to obtaining any consents or agreements required in connection with the Transaction Documents; or (c) result in the creation or imposition of any Lien upon any property, asset or revenue of the Company or any of its Subsidiaries, or the suspension, revocation, impairment, forfeiture, or nonrenewal of any material permit, license, authorization or approval applicable to the Company or any of its subsidiaries, its business or operations, or any of its assets or properties. For purposes of this Agreement, “Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

(e) Approvals. No consent, approval, order or authorization of, or registration, declaration or filing with, any governmental authority or other Person (including, without limitation, the equityholders of any Person) is required in connection with the execution and delivery of the Transaction Documents executed by the Company and the performance and consummation of the transactions contemplated thereby, other than (i) such as have been obtained and remain in full force and effect and (ii) the filing of a Form D with U.S. Securities and Exchange Commission (the “SEC”) and compliance with any applicable state securities or blue sky laws.

(f) No Violation or Default. The Company is not in violation of or in default with respect to (i) any of its Charter Documents or (ii) any material law, judgment, order, writ, decree, statute, rule or regulation applicable to the Company or any of its subsidiaries or any material mortgage, indenture, agreement, instrument or contract, subject to obtaining any consents or agreements required in connection with the Transaction Documents, to which the Company or any of its subsidiaries is a party or by which it is bound (nor is there any waiver in effect which, if not in effect, would result in such a violation or default).

(g) Accuracy of Information Furnished. None of the Transaction Documents and none of the other certificates, statements or information furnished to the Investor by or on behalf of the Company in connection with the Transaction Documents or the transactions contemplated thereby contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(h) No “Bad Actor” Disqualification. The Company has exercised reasonable care, in accordance with applicable law and SEC rules and guidance, to determine whether any Covered Person (as hereinafter defined) is subject to any of the “bad actor” disqualifications described in Rule 506(d)(l)(i) to (viii) under the Securities Act (“Disqualification Events”). No Covered Person is subject to a Disqualification Event. The Company has complied, to the extent applicable, with any disclosure obligations under Rule 506(e) under the Securities Act. “Covered Persons” are those persons specified in Rule 506(d)(1) under the Securities Act, including the Company; any predecessor or affiliate of the Company; any director, executive officer, other officer participating in the offering, general partner or managing member of the Company; any beneficial owner of 20% or more of the Company’s outstanding voting equity securities, calculated on the basis of voting power; any promoter (as defined in Rule 405 under the Securities Act) connected with the Company in any capacity at the time of the sale of the Securities; and any person that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with the sale of the Securities (a “Solicitor”), any general partner or managing member of any Solicitor, and any director, executive officer or other officer participating in the offering of any Solicitor or general partner or managing member of any Solicitor.

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(i) Subsidiaries. All of the direct and indirect subsidiaries of the Company (“Subsidiaries”) are listed in and covered by in the SEC Reports. Except as set forth in the SEC Reports, the Company owns, directly or indirectly, all of the capital stock or other equity interests of each Subsidiary free and clear of any lien, charge, pledge, security interest, encumbrance, right of first refusal, preemptive right or other restriction (each a “Lien”), and all of the issued and outstanding shares of capital stock of each Subsidiary are duly authorized, validly issued and are fully paid, non-assessable and free of preemptive and similar rights to subscribe for or purchase securities.

(j) Issuance of the Securities. The Securities are duly authorized and, when issued and paid for in accordance with the applicable Transaction Documents, will be duly and validly issued, fully paid and nonassessable, free and clear of all Liens other than restrictions on transfer provided for in the Transaction Documents, and will be issued in compliance with all applicable federal and state securities laws, and such Securities will not be issued in violation of any purchase option, call option, preemptive right, resale right, subscription right, right of first refusal or similar right. The Shares and Pre-Funded Warrant Shares, when issued in accordance with the terms of the Transaction Documents, will be validly issued, fully paid and nonassessable, free and clear of all Liens other than restrictions on transfer provided for in the Transaction Documents. The Company has reserved from its duly authorized capital stock a number of shares of Common Stock sufficient for issuance of the Shares and Pre-Funded Warrant Shares. The respective rights, preferences, privileges, and restrictions of the Common Stock are as stated in the Charter Documents.

(k) Capitalization. The authorized Capital Stock of the Company consists of: (i) 250,000,000 shares of Common Stock and (ii) 1,000,000 shares of preferred stock to be designated by the Board of Directors. As of the close of business on February 18, 2026, 2,991,521 shares of Common Stock, and no shares of Preferred Stock were issued and outstanding.

(l) SEC Reports. The Company has filed all reports, schedules, forms, statements and other documents required to be filed by the Company under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the year preceding the date hereof (or such shorter period as the Company was required by law or regulation to file such material) (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein, being collectively referred to herein as the “SEC Reports”) on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension. As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act, the Exchange Act or the Sarbanes-Oxley Act of 2002 (and the regulations promulgated thereunder), as applicable, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Company has never been an issuer subject to Rule 144(i) under the Securities Act. The financial statements of the Company included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the SEC with respect thereto as in effect at the time of filing. As of the date hereof, (i) the Company is eligible to file a registration statement on Form S-3, (ii) none of the Company’s Subsidiaries is required to file any documents with the SEC, (iii) there are no outstanding or unresolved comments in comment letters from the SEC staff with respect to any of the SEC Reports and (iv) to the knowledge of the Company, none of the SEC Reports is the subject of ongoing SEC review, outstanding SEC comment or outstanding SEC investigation. The Company has established and maintains, and at all times during the past year has maintained, disclosure controls and procedures and a system of internal controls over financial reporting (as such terms are defined in paragraphs (e) and (f), respectively, of Rule 13A-25 under the Exchange Act) as required by Rule 13A-25 under the Exchange Act. The Company is, and has been during the three years, in compliance in all material respects with the applicable listing requirements and corporate governance rules and regulations of the Nasdaq Capital Market (“Nasdaq”).

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(m) Financial Statements. The financial statements of the Company included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the SEC with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis during the periods involved (“GAAP”) applied on a consistent basis during the periods involved, except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP, and fairly present in all material respects the financial position of the Company and its consolidated Subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments.

(n) Material Changes; Undisclosed Events, Liabilities or Developments. Since the date of the financial statements included within the SEC Reports through February 18, 2026, except as set forth in the SEC Reports, (i) there has been no event, occurrence or development that has had or that could reasonably be expected to result in a Material Adverse Effect, (ii) the Company has not incurred any liabilities (contingent or otherwise) other than (A) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice and (B) liabilities not required to be reflected in the Company’s financial statements pursuant to GAAP or disclosed in filings made with the SEC, (iii) the Company has not altered its accounting principles or method of accounting, and (iv) the Company has not declared or made any dividend or distribution of cash or other property to its stockholders, or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock. The Company does not have pending before the SEC any request for confidential treatment of information. Except for and the issuance of the Securities contemplated by this Agreement or as set forth in the SEC Reports, no event, liability, fact, circumstance, occurrence or development has occurred or exists with respect to the Company or its Subsidiaries or their respective businesses, prospects, properties, operations, assets or financial condition that could reasonably be expected to result in a Material Adverse Effect.

(o) Litigation. Except as set forth in the SEC Reports, there is no action, suit, inquiry, notice of violation, proceeding or investigation pending or, to the knowledge of the Company, threatened against or affecting the Company, any Subsidiary or any of their respective properties or assets before or by any court, arbitrator, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign) (collectively, an “Action”). None of the Actions set forth in the SEC Reports (i) adversely affects or challenges the legality, validity or enforceability of any of the Transaction Documents or the Securities or (ii) could, if there were an unfavorable decision, have or reasonably be expected to result in a Material Adverse Effect. Neither the Company nor any Subsidiary, nor to the knowledge of the Company, any director or officer thereof, is or has been the subject of any Action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty. There has not been, and to the knowledge of the Company, there is not pending or threatened, any investigation by the SEC of the Company or any current or former director or officer of the Company. The SEC has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company or any Subsidiary under the Exchange Act or the Securities Act.

(p) Compliance. Neither the Company nor any Subsidiary, to the knowledge of the Company or its Subsidiaries, (i) is in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company or any Subsidiary under), nor has the Company or any Subsidiary received notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties or assets is bound (whether or not such default or violation has been waived), (ii) is in material violation of any judgment, decree, or order of any court, arbitrator or other governmental authority or (iii) is or has been in material violation of any law, statute, rule, ordinance or regulation of any governmental authority, including without limitation all foreign, federal, state and local laws relating to taxes, environmental protection, occupational health and safety, product quality and safety and employment and labor matters. The Company and each of its Subsidiaries hold all material licenses, franchises, permits, certificates, approvals and authorizations from governmental authorities necessary for the lawful conduct of their respective businesses.

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(q) Title to Assets. The Company and the Subsidiaries have good and marketable title in fee simple to all real property owned by them and good and marketable title in all personal property owned by them that is material to the business of the Company and the Subsidiaries, in each case free and clear of all Liens, except for (i) Liens as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and the Subsidiaries and (ii) Liens for the payment of federal, state or other taxes, for which appropriate reserves have been made therefor in accordance with GAAP and the payment of which is neither delinquent nor subject to penalties. Any real property and facilities held under lease by the Company and the Subsidiaries are held by them under valid, subsisting and enforceable leases with which the Company and the Subsidiaries are in compliance.

(r) Certain Fees. No brokerage or finder’s fees or commissions are or will be payable to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by the Transaction Documents. The Investor shall have no obligation with respect to any fees or with respect to any claims made by or on behalf of other Persons for fees of a type contemplated in this Section that may be due in connection with the transactions contemplated by the Transaction Documents.

(s) Listing and Maintenance Requirements. The Common Stock is registered pursuant to Section 12(b) of the Exchange Act and listed on the Nasdaq, and the Company has taken no action designed to, or which to the knowledge of the Company is reasonably likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act or delisting the Common Stock from Nasdaq, nor has the Company received as of the date of this Agreement any notification that the SEC or the Nasdaq is contemplating terminating such registration or listing or otherwise.

(t) Nasdaq Notification. The Company shall provide the applicable listing of additional shares notification to Nasdaq, if required, and Nasdaq has not made any objection (not subsequently withdrawn) that the consummation of the transactions contemplated by this Agreement would violate Nasdaq listing rules applicable to the Company and that if not withdrawn would result in the delisting of the Common Stock issued to the Investor pursuant.

(u) Private Placement. Assuming the accuracy of the Investor’s representations and warranties set forth in Section 2, no registration under the Securities Act is required for the offer and sale of the Securities by the Company to the Investor as contemplated hereby. The issuance and sale of the Securities hereunder does not contravene the rules and regulations of the markets or exchanges on which the Common Stock is listed or quoted for trading. Neither the Company nor, to the knowledge of the Company, any Person acting on its behalf has made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause the offering or issuance of the Securities under this Agreement to be integrated with prior offerings by the Company for purposes of the Securities Act that would result in none of Regulation D or any other applicable exemption from registration under the Securities Act to be available, nor will the Company take any action or steps that would cause the offering or issuance of Securities under this Agreement to be integrated with other offerings by the Company.

(v) Investment Company. The Company is not, and is not an Affiliate of, and immediately after receipt of payment for the Securities, will not be or be an Affiliate of, an “investment company” within the meaning of the Investment Company Act of 1940, as amended. The Company shall conduct its business in a manner so that it will not become an “investment company” subject to registration under the Investment Company Act of 1940, as amended.

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(w) No General Solicitation. Neither the Company nor any Person acting on behalf of the Company has offered or sold any of the Securities by any form of general solicitation or general advertising. The Company has offered the Securities for sale only to the Investors and certain other “accredited investors” within the meaning of Rule 501 under the Securities Act.

(x) Acknowledgment Regarding Investor’s Purchase of Securities. The Company acknowledges and agrees that the Investor is acting solely in the capacity of an arm’s length purchaser with respect to the Transaction Documents and the transactions contemplated thereby. The Company further acknowledges that no Investor is acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to the Transaction Documents and the transactions contemplated thereby and any advice given by any Investor or any of their respective representatives or agents in connection with the Transaction Documents and the transactions contemplated thereby is merely incidental to the Investor’s purchase of the Securities.

3. Representations and Warranties of Each Investor. Each Investor represents and warrants to the Company, severally and not jointly, as follows:

(a) Organization; Authority. Such Investor is either an individual or an entity duly incorporated or formed, validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation. Such Investor has the requisite power and authority to enter into this Agreement and to consummate the transactions contemplated by the Transaction Documents and otherwise to carry out such Investor’s obligations hereunder and thereunder. The execution and delivery of the Transaction Documents and performance by such Investor of the transactions contemplated by the Transaction Documents have been duly authorized by all necessary corporate, partnership, limited liability company or similar action, as applicable, on the part of such Investor. Each Transaction Document to which such Investor is a party has been duly executed by such Investor, and when delivered by such Investor in accordance with the terms hereof, will constitute the valid and legally binding obligation of such Investor, enforceable against such Investor in accordance with its terms, except: (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(b) No Conflicts. The execution, delivery and performance of the Transaction Documents to which such Investor is party by such Investor and the purchase of the Securities by such Investor will not (i) conflict with or result in a violation of such Investor’s organizational documents, if applicable, (ii) conflict with, or constitute a material default (or an event which, with notice or lapse of time or both, would become a material default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any material agreement, contract, indenture mortgage, indebtedness or instrument to which such Investor is a party, or (iii) violate any law applicable to such Investor or by which any of such Investor’s properties or assets are bound or affected. No approval or authorization will be required from any governmental authority or agency, regulatory or self-regulatory agency or other third party in connection with the purchase of the Securities and the other transactions contemplated by this Agreement.

(c) Own Account. Such Investor understands that the Securities are “restricted securities” and have not been registered under the Securities Act or any applicable state securities law and is acquiring the Securities as principal for its own account and not with a view to or for distributing or reselling such Securities or any part thereof in violation of the Securities Act or any applicable state securities law, has no present intention of distributing any of such Securities in violation of the Securities Act or any applicable state securities law and has no direct or indirect arrangements or understandings with any other persons to distribute or regarding the distribution of such Securities in violation of the Securities Act or any applicable state securities law (this representation and warranty not limiting such Investor’s right to sell the Securities in compliance with applicable federal and state securities laws). Such Investor is acquiring the Securities hereunder in the ordinary course of its business.

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(d) Investor Status. At the time such Investor was offered the Securities, it was, and as of the date hereof it is, and on the date(s) on which it may exercise the Pre-Funded Warrants, it will be, an “accredited investor” as defined in Rule 501(a) under the Securities Act. In addition, such Investor is not an affiliate of or affiliated with or have a relationship with the Company, or any of the Company’s officers, directors or significant stockholders, and except as set forth in the Company’s publicly filed information, such Investor is not a party to any contract, agreement or other arrangement, whether written or verbal, with the Company, any of its subsidiaries, or any of its officers, directors or employees.

(e) Experience of Such Investor. Such Investor, either alone or together with such Investor’s representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Securities, and has so evaluated the merits and risks of such investment. Such Investor is able to bear the economic risk of an investment in the Securities and, at the present time, is able to afford a complete loss of such investment.

(f) General Solicitation. Such Investor is not purchasing the Securities as a result of any advertisement, article, notice or other communication regarding the Securities published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement (within the meaning of Regulation D of the Securities Act).

(g) Transfer Restrictions. Such Investor acknowledges that the Securities may only be disposed of in compliance with state and federal securities laws. In connection with any transfer of Securities other than pursuant to an effective registration statement or Rule 144 under the Securities Act, to the Company or to an affiliate of an Investor, the Company may require the transferor thereof to provide to the Company an opinion of counsel selected by the transferor and reasonably acceptable to the Company, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration of such transferred Securities under the Securities Act. As a condition of transfer, any such transferee shall agree in writing to be bound by the terms of this Agreement and shall have the rights and obligations of an Investor under this Agreement. Such Investor agrees to the imprinting of a legend on any of the Securities in substantially the following form:

THIS SECURITY HAS NOT BEEN REGISTERED WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY.

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(h) Access to Information. Such Investor acknowledges that such Investor has had the opportunity to review the Transaction Documents (including all exhibits and schedules thereto) and the reports, schedules, forms, statements and other documents filed by the Company under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, and has been afforded (i) the opportunity to ask such questions as such Investor has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the offering of the Securities and the merits and risks of investing in the Securities; (ii) access to information about the Company and its financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate the investment; and (iii) the opportunity to obtain such additional information that the Company possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the investment. In making an investment decision, such Investor has relied solely on such Investor’s own due diligence performed on the Company by such Investor’s own representatives.

(i) Non-Reliance. In deciding to purchase the Securities, such Investor is not relying on the advice or recommendations of the Company and made his, her or its own independent decision that the investment in the Securities is suitable and appropriate for such Investor. Such Investor understands that no federal or state agency has passed upon the merits or risks of an investment in the Securities or made any finding or determination concerning the fairness or advisability of this investment.

(j) Certain Transactions and Confidentiality. Other than consummating the transactions contemplated hereunder, such Investor has not, nor has any person acting on behalf of or pursuant to any understanding with such Investor, directly or indirectly executed any purchases or sales, including short sales, of the securities of the Company during the period commencing as of the time that such Investor first received a term sheet (written or oral) from the Company or any other person representing the Company setting forth the material terms of the transactions contemplated hereunder and ending immediately prior to the execution hereof. Notwithstanding the foregoing, in the case of an Investor that is a multi-managed investment vehicle whereby separate portfolio managers manage separate portions of such Investor’s assets and the portfolio managers have no direct knowledge of the investment decisions made by the portfolio managers managing other portions of such Investor’s assets, the representation set forth above shall only apply with respect to the portion of assets managed by the portfolio manager that made the investment decision to purchase the Securities covered by this Agreement. Other than to other persons party to this Agreement or to such Investor’s members and representatives, including, without limitation, its officers, directors, partners, legal and other advisors, employees, agents and affiliates, such Investor has maintained the confidentiality of all disclosures made to it in connection with this transaction (including the existence and terms of this transaction). Notwithstanding the foregoing, for the avoidance of doubt, nothing contained herein shall constitute a representation or warranty, or preclude any actions, with respect to locating or borrowing shares in order to effect short sales or similar transactions in the future.

(k) Representations by Non-United States Persons. If such Investor is not a United States person, such Investor hereby represents that such Investor has satisfied the laws of such Investor’s jurisdiction in connection with any invitation to subscribe for the Securities or any use of the Transaction Documents, including (i) the legal requirements within such Investor’s jurisdiction for the purchase of the Securities, (ii) any foreign exchange restrictions applicable to such purchase, (iii) any governmental or other consents that may need to be obtained and (iv) the income tax and other tax consequences, if any, that may be relevant to the purchase, holding, redemption, sale or transfer of the Securities. Such Investor’s subscription and payment for, and such Investor’s continued beneficial ownership of, the Securities will not violate any applicable securities or other laws of such Investor’s jurisdiction.

(l) CFIUS. Such Investor is not a “foreign person,” as defined at 31 C.F.R. § 800.224, and is not otherwise controlled by a “foreign person,” as defined at 31 C.F.R. § 800.224.

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(m) Anti-Money Laundering Laws. Such Investor represents and warrants to, and covenants with, the Company that: (i) such Investor is in compliance with the regulations administered by the U.S. Department of the Treasury (“Treasury”) Office of Foreign Assets Control; (ii) such Investor, its parents, subsidiaries, affiliated companies, officers, directors and partners, and to such Investor’s knowledge, its members, stockholders, owners, employees, and agents, are not on the List of Specially Designated Nationals and Blocked Persons maintained by Treasury and have not been designated by Treasury as a financial institution of primary money laundering concern subject to special measures under Section 311 of the USA PATRIOT Act, Pub. L. 107-56; and (iii) to such Investor’s knowledge, the funds to be used to acquire the Securities are not derived from activities that contravene applicable anti-money laundering laws and regulations; (iv) such Investor is in compliance in all material respects with applicable anti-money laundering laws and regulations.

(n) Title. Each Investor is, and will be as of the Closing, the sole record and beneficial owner of its respective Sarborg Shares and owns all right, title and interest in and to such Sarborg Shares. The Sarborg Shares are not subject to (a) any lien, charge, pledge, claim, restrictions on transfer, mortgage, security interest, deed of trust, assessment, condition, judgment, easement or title defect or other encumbrance of any sort (collectively “Sarborg Liens”) or (b) any rights of first refusal of any kind, and each Investor has not granted any rights to purchase the Sarborg Shares to any other person or entity. Each Investor has the sole right to transfer the Sarborg Shares to the Company. Upon the Closing, the Company will receive good title to the Sarborg Share, free and clear of all Sarborg Liens.

4. Conditions to Closing of Each Investor. Each Investor’s obligations at the Closing are subject to the fulfillment, on or prior to the Closing Date, of all of the following conditions, any of which may be waived in whole or in part by such Investor:

(a) Representations and Warranties. The representations and warranties made by the Company in Section 2 hereof shall have been true and correct when made and shall be true and correct on the Closing Date.

(b) Governmental Approvals and Filings. Except for any notices required or permitted to be filed after the Closing Date with certain federal and state securities commissions, the Company shall have obtained all governmental approvals required in connection with the lawful sale and issuance of the Securities.

(c) Transaction Documents. The Company shall have duly executed and delivered to such Investor this Agreement and the Pre-Funded Warrant.

(d) Performance. The Company shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by the Company at or prior to the Closing.

(e) No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction that prohibits the consummation of any of the transactions contemplated by the Transaction Documents.

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5. Conditions to Obligations of the Company. The Company’s obligation to issue and sell the Securities to an Investor at the Closing is subject to the fulfillment, on or prior to the Closing Date, of the following conditions, any of which may be waived in whole or in part by the Company:

(a) Representations and Warranties. The representations and warranties made by such Investor in Section 3 hereof shall be true and correct when made and shall be true and correct on the Closing Date.

(b) Governmental Approvals and Filings. Except for any notices required or permitted to be filed after the Closing Date with certain federal and state securities commissions, the Company shall have obtained all governmental approvals required in connection with the lawful sale and issuance of the Securities.

(c) Sarborg Shares. Such Investor shall have delivered to the Company the Sarborg Shares in respect of the Securities being purchased by such Investor referenced in Section 1(a) hereof.

(d) Performance. Such Investor shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by such Investor at or prior to the Closing.

(e) No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction that prohibits the consummation of any of the transactions contemplated by the Transaction Documents.

(f) Accredited Investor Questionnaire. Each Investor shall have returned to the Company a fully completed and duly executed Accredited Investor Questionnaire annexed hereto as Exhibit A.

(g) Fairness Opinion. The Company shall have received the written opinion (or an oral opinion to be confirmed in writing) from a reputable independent investment banking firm or other independent financial advisory firm that regularly renders fairness opinions with respect to the type of business that Sarborg conducts, to the effect that, as of the date of such opinion and based upon and subject to the various qualifications and assumptions set forth therein, the consideration to be paid by the Company pursuant to this Agreement is fair from a financial point of view to the Company and its stockholders.

6. Registration.

(a) Registration. The Company agrees to use commercially reasonable efforts to prepare and file, at its own cost, with the SEC a resale registration statement providing certain registration rights in respect of the Shares and the Pre-Funded Warrant Shares under the Securities Act and applicable state securities laws, within 60 days of the Closing Date.

(b) Investor Obligations. The Investor shall furnish any information reasonably required by the Company to prepare a Registration Statement and any amendment thereto, including, without limitation, a certified statement as to the number of shares of Common Stock beneficially owned by such Investor, information regarding the manner and entities which hold Common Stock, and the natural persons thereof that have voting and dispositive control over the shares.

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7. Indemnification. The Company, on the one hand, and the Investor, on the other hand (each an “Indemnifying Party”), shall indemnify the other from and against any and all losses, damages, liabilities, claims, charges, actions, proceedings, demands, judgments, settlement costs and expenses of any nature whatsoever (including, without limitation, reasonable attorneys’ fees and expenses) resulting from any breach of a representation and warranty, covenant or agreement by the Indemnifying Party and all claims, charges, actions or proceedings incident to or arising out of the foregoing. Each person entitled to indemnification under this Section 7 (an “Indemnified Party”) shall give notice as promptly as reasonably practicable to each party required to provide indemnification under this Section 7 of any action commenced against or by it in respect of which indemnity may be sought hereunder, but failure to so notify an Indemnifying Party shall not release such Indemnifying Party from any liability that it may have, otherwise than on account of this indemnity agreement so long as such failure shall not have materially prejudiced the position of the Indemnifying Party. Upon such notification, the Indemnifying Party shall assume the defense of such action if it is a claim brought by a third party, and, if and after such assumption, the Indemnified Party shall not be entitled to reimbursement of any expenses incurred by it in connection with such action except as described below. In any such action, any Indemnified Party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless (i) the Indemnifying Party and the Indemnified Party shall have mutually agreed to the contrary, or (ii) the named parties in any such action (including any impleaded parties) include both the Indemnifying Party and the Indemnified Party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing or conflicting interests between them. The Indemnifying Party shall not be liable for any settlement of any proceeding effected without its written consent (which shall not be unreasonably withheld or delayed by such Indemnifying Party), but if settled with such consent or if there be final judgment for the plaintiff, the Indemnifying Party shall indemnify the Indemnified Party from and against any loss, damage or liability by reason of such settlement or judgment. Notwithstanding anything in this Agreement to the contrary, in no event will an Investor have any liability (including damages for fraud or breach, whether willful, intentional, unintentional or otherwise (including willful breach) or monetary damages in lieu of specific performance) in the aggregate in excess of the proceeds from the disposal of the Securities, provided that this cap shall not apply to any claims for indemnification in the event of Investor’s intentional misrepresentation or fraud.

8. Miscellaneous.

(a) Nasdaq Share Cap. Notwithstanding anything in this Agreement to the contrary, unless and until the Company obtains the requisite approval from its stockholders in accordance with applicable Nasdaq rules and requirements, in no event shall the aggregate number of shares of Common Stock deliverable pursuant to the Transaction Documents to the Investors, including the issuance of the Pre-Funded Warrant Shares upon exercise of the Pre-Funded Warrants, as a whole and in the aggregate, exceed 19.99% of the Common Stock or the voting power that was outstanding on the date of this Agreement (the “Nasdaq Share Cap”). If the number of shares of Common Stock deliverable would result in the issuance of shares of Common Stock in excess of the Nasdaq Share Cap, the Company will not have any further obligation to deliver any additional shares of Common Stock until stockholder approval is obtained.

(b) Disclosure of Transactions. No later than four (4) business days after the date of this Agreement, the Company shall file a Current Report on Form 8-K describing all the material terms of the transactions contemplated by the Transaction Documents (the “Form 8-K Filing”). From and after the filing of the Form 8-K Filing, the Company shall have disclosed all material, non-public information (if any) provided to the Investor by the Company in connection with the transactions contemplated by the Agreement. Any initial press release to be issued with respect to the transaction contemplated by this Agreement shall be in a form agreed to by the Company and the Investor.

(c) Waivers and Amendments. Any provision of this Agreement may be amended, waived or modified only upon the written consent of the Company and Investor. Any amendment or waiver effected in accordance with this paragraph shall be binding upon all of the parties hereto.

(d) Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York applicable to contracts made and to be performed in such State without giving effect to its principles of conflicts of laws. The Parties hereby irrevocably and unconditionally (i) agree that any action or proceeding arising out of or in connection with this Agreement may be brought in a court of competent jurisdiction in the State of New York (a “New York Court”); (ii) consent to submit to the jurisdiction of the courts of the State of New York for purposes of any action or proceeding arising out of or in connection with this Agreement, (iii) waive any objection to the laying of venue of any such action or proceeding in a New York Court, and (iv) waive, and agree not to plead or to make, any claim that any such action or proceeding brought in a New York Court has been brought in an improper or inconvenient forum.

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(e) Survival. The representations, warranties, covenants and agreements made herein shall survive the execution and delivery of this Agreement.

(f) Entire Agreement. This Agreement together with the other Transaction Documents constitute and contain the entire agreement among the Company and Investor and supersedes any and all prior agreements, negotiations, correspondence, understandings and communications among the parties, including, but not limited to any term sheet, whether written or oral, respecting the subject matter hereof.

(g) Notices. All notices, requests, demands, consents, instructions or other communications required or permitted hereunder shall be in writing and emailed, mailed or delivered to each party as follows:

(i) If to the Company:

CDT Equity Inc.

4851 Tamiami Trail North, Suite 200

Naples, Florida 4103

Attention:

Email:

(ii) If to an Investor, such address set forth on the signature page hereto executed by such Investor;

(iii) or such other address as may be designated in writing hereafter, in the same manner, by such person.

(iv) Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (a) the date of transmission, if such notice or communication is delivered via email at the email address specified in this Section prior to 5:00 p.m. (New York time) on a business day, (b) the next business day after the date of transmission, if such notice or communication is delivered via email at the email address specified in this Section on a day that is not a business day or later than 5:00 p.m. (New York time) on any date and earlier than 11:59 p.m. (New York time) on such date, (c) the business day following the date of mailing, if sent by U.S. nationally recognized overnight courier service, or (d) upon actual receipt by the party to whom such notice is required to be given.

(h) Further Assurances. Each party hereto shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

(i) Severability of this Agreement. If any provision of this Agreement shall be judicially determined to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

(j) Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

[Signature Page Follows]

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IN WITNESS WHEREOF, the undersigned have executed this Securities Purchase Agreement as of the date first set forth above.

COMPANY:

CDT EQUITY INC.

By:
Name:	Jamie Bligh
Title:	Chief Financial Officer

For purposes of acknowledging the sale and transfer of its currently outstanding securities and that such securities being sold by the Investors to the Company, in the aggregate, represent approximately 20% of the outstanding voting and common stock of Sarborg Limited, and that Sarborg Limited shall take any and all actions as may be necessary to reflect such ownership by the Company on its books and records.

AGREED AND ACKNOWLEDGED:

SARBORG LIMITED

By:
Name:
Title:

[Signature Page to Securities Purchase Agreement]

IN WITNESS WHEREOF, the undersigned have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first set forth above.

Name of Investor:

Signature of Authorized Signatory of Investor:

Name of Authorized Signatory:

Title of Authorized Signatory:

Email Address of Authorized Signatory:

SSN/EIN Number of Investor:

Address for Notice to Investor:

With a copy (which shall not constitute notice) to:

Address for Delivery of Securities to Investor (if not same as for notice):

Sarborg Limited Shares

Company Shares to be Purchased:

Company Pre-Funded Warrants to be Purchased:

[Signature Page to Securities Purchase Agreement]

EXHIBIT A

ACCREDITED INVESTOR QUESTIONNAIRE

This Questionnaire is for use and completion by the undersigned Investor that is purchasing the Securities of the Company. The purpose of this Questionnaire is to assure the Company that each Investor will meet the standards imposed by the United States Securities Act of 1933, as amended (the “1933 Act”), and the appropriate exemptions of applicable securities laws. The Company will rely on the information contained in this Questionnaire for the purposes of such determination. The Securities will not be registered under the 1933 Act in reliance upon the exemption from registration afforded by Regulation D of the 1933 Act. This Questionnaire is not an offer of the Securities or any other securities of the Company in any state other than those specifically authorized by the Company.

All information contained in this Questionnaire will be treated as confidential. However, by signing and returning this Questionnaire, each Investor agrees that, if necessary, this Questionnaire may be presented to such parties as the Company deems appropriate to establish the availability, under the 1933 Act or applicable state securities law, of exemption from registration in connection with the sale of the Securities hereunder.

The Investor covenants, represents and warrants to the Company that it satisfies one or more of the categories of “Accredited Investors,” as defined by Rule 501 of Regulation D promulgated under the 1933 Act, as indicated below:

(Please initial in the space provided those categories, if any, of an “Accredited Investor” which the Investor satisfies.)

_______	Category 1	An organization described in Section 501(c)(3) of the United States Internal Revenue Code, a corporation, a Massachusetts or similar business trust, partnership or limited liability company, not formed for the specific purpose of acquiring the Securities, with total assets in excess of US $5,000,000.

_______	Category 2	A natural person whose individual net worth, or joint net worth with that person’s spouse or spousal equivalent, on the date of purchase exceeds US $1,000,000 (excluding equity in a personal residence).

_______	Category 3	A natural person who had an individual income in excess of US $200,000 in each of the two most recent years or joint income with that person’s spouse or spousal equivalent in excess of US $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year.

_______	Category 4	A “bank” as defined under Section (3)(a)(2) of the 1933 Act or savings and loan association or other institution as defined in Section 3(a)(5)(A) of the 1933 Act acting in its individual or fiduciary capacity; a broker dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934 (United States); any investment adviser registered pursuant to Section 203 of the Investment Advisers Act of 1940 (United States) or registered pursuant to the laws of a state; any investment adviser relying on the exemption from registering with the SEC under Section 203(l) or (m) of the Investment Advisers Act of 1940 (United States); an insurance company as defined in Section 2(a)(13) of the 1933 Act; an investment company registered under the Investment Company Act of 1940 (United States) or a business development company as defined in Section 2(a)(48) of such Act; a Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958 (United States); any Rural Business Investment Company as defined in section 384A of the Consolidated Farm and Rural Development Act (United States); a plan with total assets in excess of $5,000,000 established and maintained by a state, a political subdivision thereof, or an agency or instrumentality of a state or a political subdivision thereof, for the benefit of its employees; an employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974 (United States) whose investment decisions are made by a plan fiduciary, as defined in Section 3(21) of such Act, which is either a bank, savings and loan association, insurance company or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000, or, if a self-directed plan, whose investment decisions are made solely by persons that are accredited investors.

_______	Category 5	A private business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940 (United States).

_______	Category 6	A director or executive officer of the Company.

_______	Category 7	A trust with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the Securities, whose purchase is directed by a sophisticated person as described in Rule 506(b)(2)(ii) under the 1933 Act.

_______	Category 8	An entity in which all of the equity owners satisfy the requirements of one or more of the foregoing categories.

_______	Category 9	Any entity, of a type not listed in Categories 1, 4, 5, 7, or 8, not formed for the specific purpose of acquiring the securities offered, owning investments in excess of $5,000,000. For purposes of this category, “investments” means investments as defined in Rule 2a51-1(b) under the Investment Company Act of 1940 (United States).

_______	Category 10	A family office, as defined in Rule 202(a)(11)(G)-1 under the Investment Advisers Act of 1940 (United States), that (i) has assets under management in excess of $5 million; (ii) is not formed for the specific purpose of acquiring the Securities; and (iii) has a person directing the prospective investment who has such knowledge and experience in financial and business matters so that the family office is capable of evaluating the merits and risks of the prospective investment.

_______	Category 11	A family client, as defined in Rule 202(a)(11)(G)-1 under the Investment Advisers Act of 1940 (United States), of a family office meeting the requirements of Category 10 above and whose prospective investment in the Company is directed by that family office pursuant to clause (iii) of Category 10 above.

_______	Category 12	I am a natural person who holds, in good standing, one of the following professional licenses: the General Securities Representative license (Series 7), the Private Securities Offerings Representative license (Series 82), or the Investment Adviser Representative license (Series 65).

Prospective Investors claiming to satisfy one of the above categories of Accredited Investor may be required to supply the Company with a balance sheet, prior years’ federal income tax returns or other appropriate documentation to verify and substantiate the Investor’s status as an Accredited Investor.

The Investor hereby certifies that the information contained in this Questionnaire is complete and accurate and the Investor will notify the Company promptly of any change in any such information. If this Questionnaire is being completed on behalf of a corporation, partnership, trust or estate, the person executing on behalf of the Investor represents that it has the authority to execute and deliver this Questionnaire on behalf of such entity.

IN WITNESS WHEREOF, the undersigned has executed this Questionnaire as of the date set forth below.

Dated: _______________________

If a Corporation, Partnership or Other Entity:	If an Individual:

Print of Type Name of Entity	Signature

Signature of Authorized Signatory	Print or Type Name

Type of Entity	Tax I.D. No.

Tax I.D. No.	(Email Address)

(Email Address)	(Telephone Number)

(Telephone Number)